UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
Acquisition Overview
On September 23, 2014 (September 24, 2014 Japan time), Starbucks Corporation, a Washington corporation (the “Company”), Solar Japan Holdings G.K., an indirect wholly-owned subsidiary of the Company ("Acquisition Sub") and Starbucks Coffee Japan, Ltd., a publicly traded Japanese corporation listed on the JASDAQ market of the Tokyo Stock Exchange ("Starbucks Japan") entered into a tender offer bid agreement (the "Tender Agreement") with Sazaby League, Ltd., a Japanese corporation ("Sazaby"), providing for the terms of the planned acquisition (the "Acquisition") by Acquisition Sub of all of the outstanding shares of Starbucks Japan that are not currently indirectly owned by the Company (approximately 60.5% of the shares outstanding). The Company currently indirectly owns approximately 39.5% of the outstanding shares of Starbucks Japan.
Pursuant to the terms of the Tender Agreement, the Acquisition is structured as a two-step tender offer under Japanese law, with Sazaby selling its shares to the Company in the first step (the "First Tender Offer Step") and the remaining public shareholders selling to the Company in the second step (the "Second Tender Offer Step") for a combined aggregate purchase price of approximately ¥99.5 billion (approximately $913.5 million). Purchase price amounts presented in US dollars throughout this Form 8-K are based on a reference conversion rate of 108.93 JPY to USD.
First Tender Offer Step
Under the terms of the Tender Agreement, in the First Tender Offer Step Sazaby is to tender all of its Starbucks Japan shares (approximately 57,000,000 shares, constituting approximately 39.5% of the outstanding shares of Starbucks Japan) at a price per share of ¥965, for an aggregate consideration of approximately ¥55 billion (approximately $505 million). The Company expects to commence the First Tender Offer Step on September 26, 2014, with settlement to occur during the Company's first quarter of fiscal 2015. Pursuant to the terms of the Tender Agreement, Starbucks Japan has agreed that it will not conduct certain material actions that are beyond the ordinary course of business of Starbucks Japan (except for those required by laws and regulations) without consent of the Company until after the settlement date for the Second Tender Offer Step. Upon the successful settlement of the First Tender Offer Step, the Company will own approximately 79% of the outstanding shares of Starbucks Japan.

Second Tender Offer Step

If the First Tender Offer Step is completed, the Acquisition Sub will implement the Second Tender Offer Step with the objective of acquiring all of the outstanding shares (including shares issuable upon the exercise of outstanding stock options) of Starbucks Japan that are not already owned directly or indirectly by the Company. The purchase price for shares purchased in the Second Tender Offer Step is ¥1,465 per share for an aggregate consideration of approximately ¥44.5 billion (approximately $408.5 million). The tender offer period for the Second Tender Offer Step (the “Second Tender Offer Period”) is currently expected to be from November 10, 2014 to December 29, 2014. The commencement date of the Second Tender Offer Period may be delayed or the Second Tender Offer Period may be changed due to, for example, an extension of the First Tender Offer Step period or any delay of the settlement of the First Tender Offer Step. In such cases, the Company would commence the Second Tender Offer Step as soon as practically possible after any such extension or delay. In any event, the Second Tender Offer Period will not be less than 30 business days. If the First Tender Offer Step is not completed, the Company will not implement the Second Tender Offer Step.

Cash-out Procedure

Immediately after the successful completion of the Second Tender Offer Step, the Company intends to commence a cash-out procedure under Japanese law (the "Cash-out") in order to purchase any and all shares that remain outstanding at that time. As part of the Cash-out, minority shareholders will receive cash in exchange for their shares of Starbucks Japan at the same per share purchase price paid in the Second Tender Offer Step. At the conclusion of the Cash-out, Starbucks Japan will become a wholly-owned subsidiary of the Company. The Company expects to complete the Cash-out during the first half of calendar year 2015.

Conditions to Completion of the Acquisition

The completion of each of the First and Second Tender Offer Steps are subject to customary settlement conditions under Japanese law.

On September 23, 2014, the Company issued a press release announcing the planned Acquisition. A copy of the press release is attached as Exhibit 99.1 to this report.
Webcast Information

Howard Schultz, Starbucks chairman, president and ceo, and Troy Alstead, chief operating officer, will host a webcast today at 3 pm PDT to discuss this acquisition. The webcast may be accessed on the Investor Relations page of Starbucks website at http://investor.starbucks.com, where it will also be archived until October 21, 2014.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, the failure of the parties to consummate the two-step tender offer due to commercial, regulatory or other reasons, as well as general economic and industry factors such as coffee, dairy and other raw material pricing and availability, successful execution of internal performance and expansion plans, fluctuations in U.S., Japanese and other international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2013. The Company assumes no obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d)    The following exhibit is furnished as a part of this report.

Exhibit No.	Description
99.1	Press Release dated September 23, 2014, announcing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: September 23, 2014
	By:	/s/ Scott Maw
Scott Maw
executive vice president and chief financial officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 23, 2014, announcing the Acquisition.